Exhibit 99(n)


                                                  Side Letter to Lease Agreement
                                                      Air Slovakia / Wells Fargo
                                            Boeing 737-200A / MSN 21722 / OM-ERA
                                                                            Page
Slovakia  Lease.doc
                         SIDE LETTER TO LEASE AGREEMENT
                         ------------------------------


     THIS  SIDE  LETTER  TO  LEASE  AGREEMENT (this "SIDE LETTER") is made as of
                                                     -----------
January 6, 2002 by and between WELLS FARGO BANK NORTHWEST, N.A. (formerly known as First Security Bank, National Association), not in its individual capacity except as expressly set forth herein, but solely as trustee for the benefit of the Beneficiaries pursuant to the Trust Agreement (in such capacity, the "LESSOR", and in its individual capacity, "WELLS FARGO") and AIR SLOVAKIA BWJ,
                                             -----------
LTD, a corporation incorporated pursuant to the laws of The Slovak Republic ("LESSEE").
    ----

                                    RECITALS

                                                  Side Letter to Lease Agreement
                                                      Air Slovakia / Wells Fargo
                                            Boeing 737-200A / MSN 21722 / OM-ERA
                                                                            Page
Slovakia  Lease.doc
A. Lessee and Lessor have previously entered into that certain Lease Agreement 21722 dated August 31, 2000, as supplemented by that certain Certificate of Acceptance dated September 6, 2000, that certain Certificate of Delivery Condition, dated September 6, 2000, that certain Letter Agreement dated
     January 4, 2001, and that certain Letter Agreement dated June 6, 2001 (collectively, the "LEASE").
                      -----

B. Pursuant to the Lease, Lessee is currently leasing from Lessor one (1) used Boeing model 737-200A aircraft bearing manufacturer's serial number 21722 and Slovakian registration mark OM-ERA, together with two (2) installed Pratt & Whitney JT8D-9A engines bearing manufacturer's serial number 707430 and 665325 (collectively, the "AIRCRAFT").
                      --------

     C. Lessor and Lessee now desire to record certain agreements with respect to the Lease and the contemplated transfer of title of the Aircraft by Lessor to Lessee.

                                    AGREEMENT

1.     DEFINITIONS.  Capitalized  terms  not otherwise defined herein shall have
       -----------
the  meanings  given  to  them  in  the  Lease.

2.     TERM-OUT  PERIOD.  Subject  to  the  terms  and  conditions  of this Side
       ----------------
Letter, Lessee and Lessor have agreed to abate the Basic Rent due from Lessee to
     Lessor for the period commencing on January 6, 2002 and ending August 6, 2002 ("TERM-OUT PERIOD"), and in its place, Lessee will pay the following
        ----------------
amounts  to  Lessor  (collectively,  the  "TERM-OUT  PAYMENTS"):
                                           ------------------

DUE DATE                  TERM-OUT PAYMENT
========================  ================
January 6, 2002           US$25,000
========================  ================
February 6, 2002          US$30,000
------------------------  ----------------
March 6, 2002             US$35,000
------------------------  ----------------
April 6, 2002             US$70,000
------------------------  ----------------
May 6, 2002               US$75,000
------------------------  ----------------
June 6, 2002              US$93,000
------------------------  ----------------
July 6, 2002              US$93,000
------------------------  ----------------
August 6, 2002            US$94,417
------------------------  ----------------
TOTAL TERM-OUT PAYMENTS:  US$515,417
------------------------  ----------------



3.     ADDITIONAL  RENT.  Lessor  and  Lessee agree that throughout the Term-Out
       ----------------
Period, Lessee shall continue to pay Additional Rent in accordance with the terms of the Lease. Notwithstanding the foregoing, Lessee and Lessor both acknowledge and agree that Lessee shall not be entitled to any reimbursement of any Additional Rent previously paid by Lessee during the Term of the Lease or paid by Lessee during the Term-Out Period, as the case may be.

4.     LEASE  TERMINATION AND TRANSFER OF TITLE.  So long as Lessor has received
       ----------------------------------------
all of the Term-Out Payments on the respective due date as set forth in Section 2 hereof (or as a result of Lessee exercising its Prepayment Option as contemplated in Section 5 hereof) and so long as all of the other conditions of this Side Letter have been met, Lessor shall transfer title of the Aircraft to Lessee subject to the following:

a.     Closing.  On  the  date of title transfer (the "CLOSING DATE") Lessor and
       -------                                         ------------
Lessee agree to terminate the Lease by executing the Lease Termination Agreement in  the  form  set  forth  as  Exhibit  A  hereto  (the  "LEASE TERMINATION
                                    ----------                 -----------------
AGREEMENT"), and Lessor will convey to Lessee by Bill of Sale, in the form set forth as Exhibit B hereto (the "BILL OF SALE"), all of Lessor's right, title and
         ---------              ------------
interest in the Aircraft to Lessee, in accordance with the terms of this Side Letter.

b.     ClosingProcedures.  On  or  prior  to  the  Closing  Date:
       -----------------

(i) Lessee shall deliver to Lessor the documents listed in Section 8(b) hereof;

(ii) Lessor shall deliver to Lessee the documents listed in Section 8(a) hereof;

(iii)     Lessor  shall  have received all of the Term-Out Payments from Lessee;
and

(iv) Lessee shall have directed Lessor to retain, and shall have released all of Lessee's right, title and interest in and to, (a) all Security Deposit amounts held by Lessor as of the Closing Date; (b) all Additional Rent held by Lessor as of December 31, 2001 (total of US$206,906); and (c) up to US$75,000 of the Additional Rent paid by Lessee to Lessor during the Term-Out Period, with any Additional Rent in excess of US$75,000 to be returned to Lessee following the transfer of title as contemplated herein.

5.     PREPAYMENT  OPTION.  During  the Term-Out Period and subject to the terms
       ------------------
hereof, Lessee, at its option, shall have the right to prepay the then remaining
     Term-Out Payments and thus accelerate the Closing Date to the date that such prepayment is made (the "Prepayment Option"). Lessor and Lessee acknowledge that a 10% interest factor was used to calculate the specific Term-Out Payment amounts set forth in Section 2 hereof, and further agree that should Lessee elect to exercise this Prepayment Option, Lessee and Lessor shall recalculate the final amount due by adding together the remaining Term-Out Payment amounts and deducting therefrom the appropriate interest amount based upon the actual Closing Date. In order to exercise this Prepayment Option, Lessee must:

a. provide Lessor with no less than thirty (30) Business Days' notice of its intention to prepay any remaining Term-Out Payments; and

b. not be in default under any of the terms of the Lease or this Side Letter, including but not limited to Lessee having paid to Lessor all of the Additional Rent payments due to Lessor during the Term-Out Period.

Lessee and Lessor further acknowledge and agree that this Prepayment Option shall become null and void in the event Lessor shall terminate this Side Letter in accordance with Section 9 hereof.

6.     POSSESSION  OF AIRCRAFT ANDCONDITION.  Lessee acknowledges that it is the
       ------------------------------------
current operator of the Aircraft and currently has possession of the Aircraft and the Aircraft Documents. Lessee accepts in all respects the condition of the
     Aircraft and Aircraft Documents. Risk of loss and damage to or destruction of the Aircraft and Aircraft Documents shall remain with the Lessee from and after the Closing Date.

On the Closing Date, the Aircraft shall be transferred to Lessee, "AS IS, WHERE IS", and LESSOR HEREBY DISCLAIMS AND LESSEE HEREBY WAIVES ANY AND ALL REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY, AND ANY WARRANTY ARISING FROM COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE, AND ALL OBLIGATION AND LIABILITY IN TORT, NEGLIGENCE AND STRICT LIABILITY, AND AS TO THE AIRWORTHINESS, CONDITION, DESIGN OR OPERATION OF THE AIRCRAFT OR ANY PART THEREOF OR THE CONDITION AND THE COMPLETENESS OF THE AIRCRAFT DOCUMENTS AND RECORDS, AND LESSEE HEREBY WAIVES, RELEASES, RENOUNCES AND DISCLAIMS EXPECTATION OF OR RELIANCE UPON ANY SUCH WARRANTY, OBLIGATION OR LIABILITY. IN NO EVENT WILL LESSOR BE LIABLE HEREUNDER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES, INCLUDING BUT NOT LIMITED TO THOSE FOR LOSS OR INTERRUPTION OF USE, REVENUE, PROFIT OR BUSINESS.

7.      REPRESENTATIONS  AND  WARRANTIES.
        --------------------------------

a.     Representations  and  Warranties  of  Wells  Fargo/Lessor.  Wells  Fargo
       ---------------------------------------------------------
represents and warrants with respect to Sections 7(a)(i), (iii) and (iv) and Lessor represents and warrants that:

(i) Wells Fargo is duly organized and validly existing national banking association under the federal banking laws of the United States of America and has the power and authority to carry on its trust business as presently conducted and to perform its obligations under the Trust Agreement, and this Side Letter has been duly authorized by all necessary trust action on the part of Lessor and does not require any approval of the Lessor that has not bee obtained;

(ii) Lessor has full trust power and authority to carry on its business as presently conducted and to execute, deliver and perform its obligations under each of (a) this Side Letter; (b) the Lease Termination Agreement; and (c) the
Bill  of  Sale  (collectively,  the  "TRANSACTION  DOCUMENTS")  and each of such
                                      ----------------------
Transaction Documents has been duly authorized by all necessary action under the Trust Agreement;

(iii) the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary trust action of Lessor;

(iv) assuming the validity of execution and delivery by any other parties thereto, the Transaction Documents executed and delivered by each of Lessor and Wells Fargo constitute legal, valid and binding obligations of Lessor and Wells Fargo enforceable in accordance with their respective terms except to the extent that such enforceability may be limited by bankruptcy, insolvency or similar laws respecting creditors' rights generally and general principles of equity;

(v) the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Transaction Documents by Lessor and Wells Fargo will in no way exceed the powers granted to Lessor and Wells Fargo by or violate in any respect any provision of, or cause a breach or default of:

(1) law or regulation or any order or decree of any governmental authority, agency or court or generally accepted interpretation thereof or any judgment, decree or permit to which Lessor or Wells Fargo is subject; or

(2) the Articles of Association or by-laws of Wells Fargo or the Trust Agreement; or

(3) any material mortgage, contract or agreement to which Lessor or Wells Fargo is a party;

(vi) there are no pending or, to the knowledge of Lessor, threatened actions or proceedings against Lessor before any court, arbitrator or administrative agency which, if adversely determined would materially adversely affect the ability of Lessor to perform its obligations under this Side Letter or any other Transaction Documents to which it is a party.

b.     Representations  andWarranties of Lessee.  Lessee represents and warrants
       ----------------------------------------
that:

(i) it is a duly organized and a validly existing corporation under the laws of the Republic of Slovakia and it has the power and authority to execute and deliver the Transaction Documents to which it is a party and perform its obligations thereunder;

(ii) the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate and other action of Lessee;

(iii) assuming the validity of execution and delivery by any other parties thereof, the Transaction Documents executed and delivered by Lessee constitute legal, valid and binding obligations of Lessee enforceable in accordance with their respective terms except to the extent that such enforceability may be limited by bankruptcy, insolvency or similar laws respecting creditors' rights generally and general principles of equity;

(iv) the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Transaction Documents by Lessee will in no way exceed the powers granted to Lessee by, or violate in any respect any provision of, or cause a breach or default of:

(1) any law or regulation or any order or decree of any governmental authority, agency or court or generally accepted interpretation thereof or any judgment, decree or permit to which Lessee is subject; or

(2) the Certificate of Incorporation or by-laws of Lessee or any resolution of the directors or shareholder of Lessee; or

(3) any material mortgage, contract or other agreements to which Lessee is a party;

(v) there are no pending or, to the knowledge of Lessee, threatened actions or proceedings against Lessee before any court, arbitrator or administrative agency which, if adversely determined, would materially adversely affect the ability of Lessee to perform its obligation under this Side Letter or any of the other Transaction Documents to which it is a party;

(vi) the execution, delivery and performance by Lessee of the Transaction Documents to which it is a party do not require the consent, approval, order or authorization of, the giving of notice to, the registration with or the taking of any other action in respect of any governmental body; and

(vii) Lessee has independently and without reliance on Lessor (other than any representations and warranties expressly made by Lessor in this Side Letter or any other Transaction Document) and based upon such information and materials as it deems appropriate, made its own appraisal of and investigation into the condition and value of the Aircraft and Aircraft Documents.

8.     CONDITIONS  TO  CLOSING.
       -----------------------

a.     Lessee's Closing Conditions.  The obligation of Lessee to make all of the
       ---------------------------
     Term-Out Payments and terminate the Lease on the Closing Date is subject to the satisfaction (or waiver by Lessee) of each of the following conditions precedent:

(i) All approvals and consents of any trustees or holders of any indebtedness or obligations of Lessor that are required in connection with any transaction contemplated by the Transaction Documents shall have been duly obtained.

(ii) Each of the Transaction Documents to which Lessor is a party shall have been duly authorized, executed and delivered by Lessor and shall be in full force and effect with respect to the Lessor and executed counterparts shall have been delivered by Lessee.

(iii) On the Closing Date (i) the representations and warranties of Lessor contained in Section 7(a) shall be true and accurate in all material respects as though made on and as of such date, and (ii) nothing shall have occurred that will prevent Lessor from performing its obligations under the Transaction Documents.

(iv)     Lessee  shall  have  received  the  following  documents:

(1) an incumbency certificate of Lessor as to the persons authorized to execute and deliver the Transaction Documents to which it is a party and each other document to be executed on behalf of Lessor in connection with the transactions contemplated by the Transaction Documents, including the signatures of such persons; and

(2) a certificate, dated the Closing Date, signed by an officer of Lessor, addressed to Lessee and certifying as to each of the matters stated in Sections 7(a)(i) and (iii) hereof.

b.     Lessor's  Closing  Conditions.  The obligation of Lessor to terminate the
       -----------------------------
Lease and transfer title to the Aircraft to Lessee on the Closing Date is subject to the satisfaction (or waiver by Lessor) of each of the following conditions precedent:

(i) All approvals and consents of any trustees or holders of any indebtedness or obligations of Lessee that are required in connection with any transaction contemplated by the Transaction Documents shall have been duly obtained.

(ii) Each of the Transaction Documents to which Lessee is a party shall have been duly authorized, executed and delivered by Lessee and shall be in full force and effect with respect to the Lessee and executed counterparts shall have been delivered by Lessor.

(iii) On the Closing Date (i) the representations and warranties of Lessee contained in Section 7(b) shall be true and accurate as though made on and as of such date, and (ii) nothing shall have occurred that will prevent Lessee from performing its obligations under the Transaction Documents.

(iv)     Lessor  shall  have  received  the  following  documents:

(1) an incumbency certificate of Lessee as to the persons authorized to execute and deliver the Transaction Documents to which it is a party and each other document to be executed on behalf of Lessee in connection with the transactions contemplated by the Transaction Documents, including the signatures of such persons;

(2) a certificate, dated the Closing Date, signed by a Director of Lessee, addressed to Lessor and certifying as to each of the matters stated in Sections 7b(i) and (iii); and

(3) a broker's letter of undertaking and insurance certificate complying with the provisions of Section 13 hereof.

(v) Lessor shall have received all of the Term-Out Payments, and Lessee shall have instructed Lessor to retain the Security Deposit and Additional Rent held by Lessor as per Section 4b(iv) hereof.

9.     NO DEFAULT / TERMINATION OF SIDE LETTER.  Lessor's obligation to transfer
       ---------------------------------------
     title to the Aircraft to Lessee in accordance with the terms hereof is subject to there being no Default or Event of Default hereunder or under the Lease relating to Lessee's non-payment of the Term-Out Payments or Additional Rent. For purposes of clarification, Lessee and Lessor both acknowledge and agree that in the event Lessee should fail to make any of the Term-Out Payments as set forth herein or fail to pay the Additional Rent in accordance with the terms of the Lease, such payment failures shall constitute an Event of Default and Lessor shall, at its sole option, be entitled to terminate this Side Letter. In the event Lessor terminates this Side Letter in accordance with the preceding sentence, all terms and provisions of the Lease shall remain in full force and effect and all obligations of the Lessor, as lessor, and Lessee, as lessee thereunder, shall continue to the same extent as if this Side Letter had not been executed, and Lessor shall be entitled to exercise all of its rights and remedies under this Side Letter and under the Lease. Notwithstanding the foregoing, each party covenants to the other to use its best commercial efforts to fulfill the conditions necessary to effectuate the closing of the transactions contemplated hereby.

10.     PAST  DUE  BASIC  RENT AMOUNTS.  Lessee and Lessor acknowledge and agree
        ------------------------------
that Lessee has failed to make previous Basic Rent payments to Lessor in accordance with terms of the Lease. In the event this Side Letter is terminated by Lessor in accordance with the terms of Section 9 hereof, it is understood and agreed that Lessor shall not be deemed in any way to have waived the obligation of Lessee to pay these past due Basic Rent amounts, and Lessee shall be obligated to pay all such past due Basic Rent amounts and shall also be obligated to pay to Lessor the difference between (i) any Basic Rent amounts which were abated during the Term-Out Period in accordance with this Side Letter and (ii) the actual amount of the Term-Out Payments paid by Lessee to Lessor in accordance with the terms of this Side Letter. In addition to paying such past due Basic Rent amounts, Lessee shall pay to Lessor interest at the Default Rate on such amount(s) accruing from the original due date of such amount(s) to the date of actual payment of such amount(s).

Notwithstanding the foregoing, Lessor agrees that so long as Lessee is in compliance with all of the conditions set forth in this Side Letter, specifically including, but not limited to Lessee's obligation to pay the Term-Out Payments and all Additional Rent payments, Lessor shall not declare an Event of Default under the Lease relating to Lessee's non-payment of any Basic Rent and Additional Rent amounts due prior to the date of this Side Letter.

11.     AD  COST  SHARING.  Lessor  and  Lessee  agree  that during the Term-Out
        -----------------
Period, Lessor shall not be obligated to contribute to any AD costs, as contemplated in Section 7.4 of the Lease.

12.     RELEASE;OPERATIONAL  INDEMNIFICATION.
        ------------------------------------

a.     Release.  Lessee  herby  releases  Lessor, Wells Fargo and all additional
       -------
Indemnitees from all claims by Lessee or any successor or assign of Lessee for injury to or for death of any person or damage to property (including personnel and property of Lessee, Lessor, Wells Fargo or any other Indemnitees) directly or indirectly arising out of the use, operation, control, storage or condition of the Aircraft and Aircraft Documents and for any defects (latent or patent) in the  Aircraft  and  Aircraft  Documents.

b.     Operational  Indemnification.  Lessee  agrees to indemnify, reimburse and
       ----------------------------
hold harmless, on an After-Tax Basis (as hereinafter defined), Lessor, Wells Fargo, and all additional Indemnitees from and against any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, whether civil or criminal, penalties, fines, other sanction and any costs and expenses in connection therewith including costs of investigation and reasonable attorneys' fees and expenses (any and all of which are hereinafter referred to as "CLAIMS") which may result from or arise in any
                                  ------
manner out of or in relation to an event occurring from and which arise out of or relate to (i) the ownership, leasing, subleasing, possession, disposition, use or operation of the Aircraft or (ii) any defect in the Aircraft including defects arising from any testing, maintenance, service, repair or overhaul of the Aircraft whether or not the Aircraft is at the time in the possession of Lessee and regardless of where the Aircraft may be located. (For purposes of this Side Letter, "AFTER-TAX BASIS" shall mean on a basis such that any payment
                    ---------------
received or deemed to have been received by any Person shall be supplemented by a further amount paid to that Person, so that the recipient is held harmless on an after-tax basis from all taxes, penalties, fines, interest and other charges taking into account any related credits or deductions resulting from the receipt (actual or constructive) of such payments imposed by or under any governmental authority.)

13.     INSURANCE.  Lessee  agrees  to  name  Lessor,  Wells  Fargo,  and  all
        ---------
additional  Indemnitees  as additional insureds under its comprehensive aviation
        -
liability insurance policy for a period of two years from the Closing Date and the amount of coverage under such policy shall be not less than US$500,000,000, except for coverage for third party war risk liability which shall be limited to
     US$50,000,000 or such higher amounts as may become available in the international insurance markets.

14.     TAXES;  CLOSING  LOCATION;  FEES  AND  EXPENSES.
        -----------------------------------------------

a.     Taxes.  Lessee agrees to assume responsibility for and to pay sales, use,
       -----
     value added, property, ad valorem, franchise or other taxes, licenses, customs, inspection or other fees, bonds, permits or certificates assessed or levied by any federal, state, provincial or local or other taxing authority now or hereafter imposed upon or arising out of the sale, delivery, registration, use or ownership of the Aircraft, but excluding any such taxes imposed on the income of Lessor ("TAXES"), regardless of who is responsible therefore at law
                      -----
and Lessee shall hold Lessor harmless in respect thereof and shall reimburse Lessor, on an After-Tax Basis, on demand for any such Taxes. Lessee's obligations under this Section 14(a) shall survive the transfer of title of the Aircraft as contemplated hereunder.

b.     Closing  Location.  Lessor  and Lessee shall cooperate and shall take all
       -----------------
actions reasonably requested by the other to ensure that the Aircraft is located on the Closing Date in a jurisdiction that eliminates or minimizes, to the maximum extent possible, the imposition upon Lessor or Lessee of any Taxes arising out of the transfer of title of the Aircraft pursuant to this Side Letter.

c.     Fees  and  Expenses.  Lessee  shall  be  responsible  for  all  expenses
       -------------------
incurred,  including  but  not  limited to legal fees, whether incurred by or on
       -
behalf of Lessee or Lessor, in connection with the negotiation, preparation and execution of this Side Letter and in connection with the subsequent preparation and execution of the Bill of Sale and the Lease Termination Agreement and the transfer of title of the Aircraft, whether or not the transactions contemplated thereby are finalized.

15.     MISCELLANEOUS.
        -------------

a.     Notices.  All notices required or permitted hereunder shall be in writing
       -------
and may be either personally delivered, faxed, telexed or sent by a reputable international courier service addressed as follows:

(i)     If  to  Lessor:

Wells  Fargo  Bank  Northwest,  N.A.
79  South  Main  Street
Salt  Lake  City,  Utah  84111  USA
Attention:     Corporate  Trust  Department
Telephone:     +1-801-246-5630
Telefax:     +1-801-246-5053

with  a  copy  to  the  Beneficiaries  at:

     c/o  Equis  Financial  Group,  Inc.
     88  Broad  Street
     Boston,  Massachusetts  02110  USA
     Attention:     Operations  Department
     Telephone:     +1-617-854-5862
     Telefax:     +1-617-695-0956

with  an  additional  copy  to:

     Sigma  Aircraft  Management  LLC
     232  East  50th  Street
     New  York,  New  York  10022  USA
     Attention:     Mr.  Anders  Hebrand
     Telephone:     +1-212-752-9800
     Telefax:     +1-212-752-9801

(ii)     If  to  Lessee:

Air  Slovakia  BWJ,  Ltd.
Letisko  M.R.  Stefanika
Ivanska  cesta
P.O.  Box  2
82001
Bratislava
Attention:     Jan  Janok
Telephone:     +421-7-4342-2742
Telefax:     +421-7-4342-2742

or at such other address as either party gives to the other from time to time through proper notice. Any such notice shall be effective and shall be deemed to have been given when received at the addresses set forth above, as such addresses are modified as set forth above.

b.     Assignment  of  Warranties and Records.  On the Closing Date, pursuant to
       --------------------------------------
the terms of this Side Letter, Lessor shall be deemed to have irrevocably assigned to Lessee all of Lessor's rights under any warranty, express or implied, service policy or product agreement of any manufacturer, of any maintenance and overhaul agency or of any subcontractor, supplier or vendor of any item of the Aircraft to the extent that such rights are assignable and are not extinguished as a result of this Side Letter or such assignment. Lessor makes no representation or warranty to Lessee as to whether any such rights are assignable. From time to time upon the reasonable request and at the sole cost and expense (including counsel fees, if any) of Lessee, Lessor shall give notice to any such manufacturer, maintenance and overhaul agency, subcontractor, supplier or vendor of the assignment of such warranties to Lessee.

c.     Nonwaiver;  Remedies  Cumulative.  Forbearance or indulgence by any party
       --------------------------------
in any regard whatsoever shall not constitute a waiver of the covenant or condition to which such forbearance or indulgence may relate, and until complete performance thereof, or the written waiver thereof, the forbearing or indulging party shall be entitled to invoke any right or remedy available to it under this Side Letter or by law or in equity or otherwise despite such forbearance or indulgence. No right or remedy of any party provided for herein is exclusive of any other right or remedy, but all such rights and remedies are cumulative of every other right and remedy provided for herein, at law, in equity, by statute, or otherwise, and may be exercised concurrently or separately from time to time. The prevailing party shall be entitled to reasonable attorneys' fees and forum costs.

d.     Applicable  Law.  This  Side Letter shall in all respects be governed by,
       ---------------
and construed in accordance with, the laws of the State of New York (without regard to any conflicts of law rule which might result in the application of the laws of any other jurisdiction), applicable to contracts entered into and to be performed entirely in the State of New York by residents of such state, including all matters of construction, validity and performance.

e.     Severability.  Any  provision of this Side Letter which may be prohibited
       ------------
or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability in such jurisdiction only, without invalidating the remaining provisions hereof in such jurisdiction and without invalidating any of the provisions hereof in any other jurisdiction.

f.     Waiver  of  Jury  Trial.  EACH  OF  LESSEE  AND  LESSOR HEREBY KNOWINGLY,
       -----------------------
VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SIDE LETTER OR ANY OTHER TRANSACTION DOCUMENT.

g.     Jurisdiction.  Each of Lessor and Lessee hereby irrevocably submits to an
       ------------
     accepts the exclusive jurisdiction of the United States District Court for the Southern District of New York and the New York Supreme Court, New York County, in each case located in the Borough of Manhattan (the "AGREED COURTS")
                                                                 -------------
with regard to any action or proceeding arising out of or relating to this Side Letter or any other Transaction Document. Final judgment against Lessor or Lessee rendered by any Agreed Court in any suit shall be conclusive and may be enforced in any other jurisdiction by suit on a judgment, a certified or true copy of which shall be conclusive evidence of the facts and of the amount of any indebtedness or liability of such party.

h.     Waiver.  Each of Lessor and Lessee irrevocably waives any objection which
       ------
     it may now or hereafter have to the laying of venue of any suit, action or proceeding brought in any Agreed Court and further irrevocably waives any claim that any such suit, action or proceeding brought in any Agreed Court has been brought in an inconvenient forum.

(i) Without prejudice to any other mode of service, Lessee (i) appoints LEXIS Document Services, 125 Park Avenue, 23rd Floor, New York, New York 10017 as its agent for service of process relating to any proceedings before the Agreed Courts in connection with this Side Letter and agrees to maintain the process agent in New York, New York notified to Lessor, and (ii) agrees that failure by a process agent to notify Lessor of the process shall not invalidate the proceedings concerned.

(ii) Without prejudice to any other mode of service, each of Lessor and Lessee consents to the service of process relating to any proceedings involving, directly or indirectly, any matter arising out of or relating to this Side Letter by U.S. Postal Service registered mail (prepaid, return receipt requested) of a copy of the process to Lessee's address identified in Section 15(a)(ii).

i.     Survival.  All representations, warranties, indemnities and agreements of
       --------
     the Lessor and Lessee under this Side Letter shall survive the termination of the Lease and the transfer of title of the Aircraft on the Closing Date.

j.     Further  Assurances.  Lessor  and  Lessee  will promptly, at any time and
       -------------------
from time to time, execute and deliver to each other such further instruments and documents, and take such further action, as Lessor or Lessee, as the case may be, may from time to time reasonably request and which is necessary to carry out this Side Letter and to establish and protect the rights, interests, and remedies created in favor of Lessor or Lessee provided such documents are prepared at the sole cost and expense of the requesting party and such documents are in form and substance reasonably acceptable to the party requested to execute same.

k.     Written  Changes  Only.  No term or provision of this Side Letter nor any
       ----------------------
right or remedy hereunder may be changed or waived orally, but only by an instrument in writing signed by both parties.

l.     Exclusivity.  This  Side  Letter  and the other Transaction Documents are
       -----------
the complete and exclusive agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior oral and written communications, proposals, agreements, representations, statements, negotiations and undertakings between the parties hereto with respect to the subject matter hereof.

m.     No Broker.  Lessee and Lessor each hereby represents to the other that it
       ---------
     has not directly or indirectly employed or otherwise procured any broker in connection with the transfer of title of the Aircraft contemplated hereby for whose compensation the other party is responsible or liable. Each party agrees to pay, indemnify and hold harmless the other party from and against any and all liabilities, losses, costs, damages, claims and expenses (including reasonable attorneys' fees and litigation costs) the other party shall ever suffer, incur or be threatened with because of any claim by any broker or agent claiming by, through or under the indemnifying party, whether or not meritorious, for any fee, commission or other compensation with respect to the purchase or sale of the Aircraft.

n.     Confidentiality.  Each  party  to  this  Side  Letter agrees that it will
       ---------------
treat this Side Letter, each of the other Transaction Documents, and the contents thereof as privileged and confidential and will not disclose, or cause to be disclosed, the terms hereof or thereof to any Person, except that any such information may be disclosed (a) to the extent necessary in connection with the enforcement of such party's rights under any Transaction Documents, (b) to such party's agents, attorneys and accountants in the course of performing customary professional services, (c) to the extent required pursuant to applicable law or by any governmental authority, (d) to the extent that prior to such disclosure, such information is publicly available, (e) to the Beneficiaries, any financing party of the Lessee and to such party's agents, attorneys and accountants and (f) with the prior written consent of Lessee and Lessor.

o.     Counterparts.  This  document  may  be  executed in counterparts, each of
       ------------
which shall be deemed an original and all of which together shall constitute but one and the same original.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Lessor and Lessee, each pursuant to due authority, have caused this Side Letter to Lease Agreement to be executed by their duly authorized officers as of the day and year first above written.



LESSOR:

WELLS  FARGO  BANK  NORTHWEST,  N.A.
  (formerly  First  Security  Bank,  National
  Association), not in its individual capacity, but solely as the Owner Trustee


By:  ___________________________

Name:  _________________________

Title:  __________________________




LESSEE:

AIR  SLOVAKIA  BWJ,  LTD.


By:  ____________________________

Name:  __________________________

Title:  ___________________________

                                    EXHIBIT A

                           LEASE TERMINATION AGREEMENT

     This LEASE TERMINATION AGREEMENT, dated as of ____________________, 2002, is entered into between WELLS FARGO BANK NORTHWEST, N.A. (formerly First Security Bank, National Association), not in its individual capacity but solely as Owner Trustee, hereinafter called the "Lessor", and AIR SLOVAKIA BWJ, LTD., hereinafter called the "Lessee".

     WHEREAS, Lessor and Lessee are parties to that certain Lease Agreement dated as of August 31, 2000 as at any time amended or supplemented (collectively, the "Lease");

     WHEREAS, the Lease relates to one (1) Boeing Model 737-200A Aircraft bearing Slovakian Registration Mark OM-ERA, and manufacturer's serial number 21722; two (2) Pratt & Whitney model JT8D-9A engines bearing manufacturer's serial numbers 707430 and 665325;

     WHEREAS,  Lessor  and  Lessee  desire  to  terminate  the  Lease.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the parties hereto agree as follows:

1. The Lease is hereby terminated with respect to the Aircraft, without prejudice to any indemnities, rights or obligations which are expressly provided to  survive  the  term  of  the  Lease.

2. Lessee hereby releases all right, title and interest in and to the Security Deposit and any and all Additional Rent held by Lessor and directs Lessor to retain said Security Deposit and Additional Rent.

3. This Lease Termination Agreement shall be governed by and construed in accordance with the laws of the state of New York.

4. This Lease Termination Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which counterparts shall constitute one and the same Lease Termination Agreement.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Termination Agreement to be duly executed as of the day and year first above written.


LESSOR:

WELLS  FARGO  BANK  NORTHWEST,  N.A.
  (formerly  First  Security  Bank,  National
  Association), not in its individual capacity, but solely as the Owner Trustee


By:  ___________________________

Name:  _________________________

Title:  __________________________



LESSEE:

AIR  SLOVAKIA  BWJ,  LTD.


By:  ____________________________

Name:  __________________________

Title:  ___________________________

                                    EXHIBIT B

                                  BILL OF SALE

     The undersigned, WELLS FARGO BANK NORTHWEST, N.A. (formerly First Security Bank, National Association), not in its individual capacity but solely as the Owner Trustee under Trust Agreement No. III dated as of December 30, 1991 ("Seller") in consideration of TEN UNITED STATES DOLLARS (US$10.00) and other good and valuable consideration does hereby grant, bargain, sell, assign, transfer and set over unto AIR SLOVAKIA BWJ, LTD. ("Buyer"), its successors and assigns, all right, title and interest of Seller in and to the following described aircraft (the "Aircraft").

          Manufacturer  and  Model:          Boeing  Model  737-200A
          Manufacturer's  Serial  Number:     21722
          Slovakian  Registration  Mark:          OM-ERA

including two JT8D-9A engines bearing manufacturer's serial nos. 707430 and 665325, systems, avionics, instruments and equipment as appertain to and are now on board the Aircraft and the Aircraft Documents.

     Seller hereby represents and warrants to Buyer, its successors and assigns that Seller has title to the Aircraft as was conveyed to it, and the Aircraft is free and clear of any liens created by or through Seller.

     EXCEPT FOR THE FOREGOING WARRANTY OF TITLE, THE AIRCRAFT IS SOLD TO BUYER ON AN "AS IS" AND "WHERE IS" BASIS. SELLER MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE INCLUDING BUT NOT LIMITED TO ANY WARRANTY AS TO CONDITION, VALUE, DESIGN, QUALITY, OPERATION, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

     Defined terms used herein and not otherwise defined shall have the meaning given such terms in that certain Side Letter to Lease Agreement dated as of January 6, 2002, between Seller, as lessor, and Buyer, as lessee.

     IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be executed and delivered by its duly authorized officer as of the ___ day of __________________ 2002.

WELLS  FARGO  BANK  NORTHWEST,  N.A.
  (formerly  First  Security  Bank,  National
  Association), not in its individual capacity, but solely as the Owner Trustee


By:____________________________________
Name:
Title: